Exhibit 99.1

 News Release

Cenveo Announces Second Quarter 2008 Results
2nd Quarter Revenue growth of 6%

2nd Quarter EPS from continuing operations of $0.06 per share

2nd Quarter Non-GAAP EPS of $0.34 per diluted share

2nd Quarter Adjusted EBITDA of $65.3 million, up 17% from prior year

YTD Cash Flow from Operations of $126.4 million

Reaffirms full year adjusted EBITDA and Free Cash Flow forecasts

STAMFORD, CT – (August 6, 2008) – Cenveo, Inc. (NYSE: CVO) today announced results for the three and six months ended June 28, 2008.

For the second quarter, net sales increased 6% to $524.5 million from $497.0 million in 2007, primarily due to the acquisition of Rex, ColorGraphics and Commercial Envelope.  The Company reported income from continuing operations of $3.1 million, or $0.06 per diluted share in the second quarter of 2008, as compared to income from continuing operations of $2.6 million, or $0.05 per diluted share, in the same period in 2007.  The results for the second quarter of 2008 include restructuring and impairment charges of $5.4 million and a loss on early extinguishment of debt of $4.2 million.  This compares to $9.2 million of restructuring and impairment charges and a loss on early extinguishment of debt of $0.5 million in the same period in 2007.

Non-GAAP income from continuing operations totaled $18.3 million, or $0.34 per diluted share, in the second quarter of 2008.  Non-GAAP income from continuing operations excludes integration, acquisition and other charges, stock-based compensation provision, restructuring and impairment charges and loss on early extinguishment of debt.  A reconciliation of income from continuing operations to non-GAAP income from continuing operations for these adjustments is presented in the attached tables.

Operating income was $36.2 million for the second quarter of 2008, as compared to $28.0 million during the same period in 2007.  Non-GAAP operating income in the second quarter of 2008 was $47.4 million, which produced a 9.0% margin, up from the 8.1% margin in the same period in 2007, reflecting the continued benefits of our cost savings, restructuring and integration plans.  Non-GAAP operating income excludes integration, acquisition and other charges, stock-based compensation provision and restructuring and impairment charges.  A reconciliation of operating income to non-GAAP operating income is presented in the attached tables.

Adjusted EBITDA in the second quarter of 2008 was $65.3 million, as compared to $55.8 million in the same period last year, an increase of 17%.  Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, excluding integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges, loss on early extinguishment of debt, and income (loss) from discontinued operations, net of taxes.  An explanation of the Company’s use of Adjusted EBITDA is detailed below and a reconciliation of net income to Adjusted EBITDA is provided in the attached tables.

Sales for the first six months of 2008 increased approximately 16% to $1.06 billion from $911.7 million in 2007, primarily due to the Company’s 2007 and 2008 acquisitions.  For the first six months of 2008, the Company reported income from continuing operations of $0.3 million, or $0.01 per diluted share, as compared to income from continuing operations of $4.3 million, or $0.08 per diluted share, in the first six months of 2007.  The results for the first six months of 2008 include restructuring, impairment and other charges of $15.2 million and a loss on early extinguishment of debt of $4.2 million.  This compares to $11.8 million of restructuring and impairment charges and a loss on early extinguishment of debt of $9.2 million in the same period in 2007.

Non-GAAP income from continuing operations for the first six months of 2008 totaled $26.4 million, or $0.49 per diluted share.  Non-GAAP income from continuing operations excludes integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges and loss on early extinguishment of debt.  A reconciliation of income from continuing operations to non-GAAP income from continuing operations and the related per share data is presented in the attached tables.

Operating income was $59.1 million for the first six months of 2008, as compared to $56.2 million in the same period in 2007.  Non-GAAP operating income in the first six months of 2008 was $84.0 million, as compared to $74.5 million in the first six months of 2007.  Non-GAAP operating income excludes integration, acquisition and other charges, stock-based compensation provision and restructuring, impairment and other charges.  A reconciliation of operating income to non-GAAP operating income is presented in the attached tables.

Adjusted EBITDA for the first six months of 2008 was $119.4 million, as compared to $101.6 million in the same period last year, an increase of 17%.  Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, excluding integration, acquisition and other charges, stock-based compensation provision, restructuring, impairment and other charges, loss on early extinguishment of debt, and income (loss) from discontinued operations.  An explanation of the Company’s use of Adjusted EBITDA is detailed below and a reconciliation of net income (loss) to Adjusted EBITDA is presented in the attached tables.

Robert G. Burton, Chairman and Chief Executive Officer stated:
“Once again we were able to achieve our financial commitments and post outstanding results despite facing a challenging economic environment.  During our seasonally slowest quarter we were able to improve our operating margins, generate strong cash flow, deliver working capital improvements, acquire a complementary business, and pay down our debt. I am particularly pleased with our strong cash flow generation, which we accomplished by aggressively managing and improving our working capital.  For the first six months of 2008, we were able to generate $126.4 million of cash flows from continuing operations, representing an $88.5 million or a 233% increase from the same period last year.  I am also very pleased that we were able to decrease our debt by approximately $14 million during the quarter, that we acquired Rex and paid our highest quarterly cash interest payments.”

Mr. Burton concluded:
“Our success during the quarter is attributable to having a clear and concise game plan that allows us to be agile and responsive to both our customers and our cost structure. Also since our arrival at Cenveo in 2005, we have targeted niche product offerings that are less exposed to the current economic climate than the rest of the industry and have higher growth potential going forward.  We remain committed to our strategy to become the industry’s premier printing company by providing our customers low-cost and high-value solutions from our diverse product offerings. This plan is working and is resulting in improved margins and stronger cash flows which we will use to pay down debt, and grow our business organically and through thoughtful strategic acquisition. We are focused on continuing to execute our plan in the back half of the year, and I am confident that we have an experienced and seasoned management team in place that clearly understands what is needed to be accomplished to achieve our full year financial commitments. The cost actions which we implemented earlier this year, coupled with the operating momentum which we saw in the second quarter gives me great optimism that Cenveo is positioned to deliver both our short and long term goals and commitments.”

Conference Call:
Cenveo will host a conference call tomorrow, Thursday, August 7, 2008, at 10:00 a.m. Eastern Time.  The conference call will be available via webcast, which can be accessed via the Internet at www.cenveo.com.

Cenveo, Inc. and Subsidiaries Condensed Consolidated Statements of Operations (in thousands, except per share data) (Unaudited)
	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
		As Restated		As Restated
Net sales	$524,501	$496,960	$1,058,829	$911,674
Cost of sales	417,406	402,217	853,704	734,753
Selling, general and administrative	63,240	55,041	126,366	104,525
Amortization of intangible assets	2,279	2,595	4,454	4,425
Restructuring, impairment and other charges	5,425	9,156	15,174	11,781
Operating income	36,151	27,951	59,131	56,190
Interest expense, net	26,175	21,526	53,153	37,808
Loss on early extinguishment of debt	4,242	505	4,242	9,205
Other expense, net	663	944	1,124	1,166
Income from continuing operations before income taxes	5,071	4,976	612	8,011
Income tax expense	2,005	2,406	289	3,661
Income from continuing operations	3,066	2,570	323	4,350
(Loss) income from discontinued operations, net of taxes	(399)	(342)	(1,055)	15,951
Net income (loss)	$2,667	$2,228	$(732)	$20,301
Income (loss) per share - basic:
Continuing operations	$0.06	$0.05	$0.01	$0.08
Discontinued operations	(0.01)	(0.01)	(0.02)	0.30
Net income (loss)	$0.05	$0.04	$(0.01)	$0.38
Income (loss) per share—diluted:
Continuing operations	$0.06	$0.05	$0.01	$0.08
Discontinued operations	(0.01)	(0.01)	(0.02)	0.29
Net income (loss)	$0.05	$0.04	$(0.01)	$0.37
Weighted average shares:
Basic	53,776	53,537	53,745	53,531
Diluted	54,216	54,722	54,219	54,651

Cenveo, Inc. and Subsidiaries
Reconciliation of Income from Continuing Operations to Non-GAAP Income from Continuing Operations and Related Per Share Data
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
		As Restated		As Restated
Income from continuing operations	$3,066	$2,570	$323	$4,350
Integration, acquisition and other charges	1,588	854	2,713	1,946
Stock-based compensation provision	4,269	2,367	6,961	4,632
Restructuring, impairment and other charges	5,425	9,156	15,174	11,781
Loss on early extinguishment of debt	4,242	505	4,242	9,205
Income tax (expense) benefit	(260)	442	(2,978)	(252)
Non-GAAP income from continuing operations	$18,330	$15,894	$26,435	$31,662

Income per share – diluted:
Continuing operations	$0.06	$0.05	$0.01	$0.08
Integration, acquisition and other charges	0.03	0.01	0.05	0.04
Stock-based compensation provision	0.08	0.04	0.13	0.08
Restructuring, impairment and other charges	0.10	0.17	0.28	0.22
Loss on early extinguishment of debt	0.08	0.01	0.08	0.17
Income tax (expense) benefit	(0.01)	0.01	(0.06)	(0.01)
Non-GAAP continuing operations	$0.34	$0.29	$0.49	$0.58

Weighted average shares—diluted	54,216	54,722	54,219	54,651

Cenveo, Inc. and Subsidiaries Reconciliation of Net Income to Adjusted EBITDA (in thousands)
	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
		As Restated		As Restated
Net income (loss)	$2,667	$2,228	$(732)	$20,301
Interest expense	26,175	21,526	53,153	37,808
Income taxes	2,005	2,406	289	3,661
Depreciation	16,209	13,862	32,047	23,798
Amortization of intangible assets	2,279	2,595	4,454	4,425
Integration, acquisition and other charges	1,588	854	2,713	1,946
Stock-based compensation provision	4,269	2,367	6,961	4,632
Restructuring, impairment and other charges	5,425	9,156	15,174	11,781
Loss on early extinguishment of debt	4,242	505	4,242	9,205

Loss (income) from discontinued operations, net of taxes	399	342	1,055	(15,951)

Adjusted EBITDA, as defined	$65,258	$55,841	$119,356	$101,606

Cenveo, Inc. and Subsidiaries Reconciliation of Operating Income to Non-GAAP Operating Income (in thousands) (Unaudited)
	Three Months Ended		Six Months Ended
	June 28, 2008	June 30, 2007	June 28, 2008	June 30, 2007
		As Restated		As Restated
Operating income	$36,151	$27,951	$59,131	$56,190
Integration, acquisition and other charges	1,588	854	2,713	1,946
Stock-based compensation provision	4,269	2,367	6,961	4,632
Restructuring, impairment and other charges	5,425	9,156	15,174	11,781

Non-GAAP operating income	$47,433	$40,328	$83,979	$74,549

 Cenveo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
 (Unaudited)

	June 28, 2008	December 29, 2007
Assets
Current assets:
Cash and cash equivalents	$12,539	$15,882
Accounts receivable, net	283,897	344,634
Inventories	167,509	162,908
Assets held for sale	4,278	—
Prepaid and other current assets	60,570	73,358
Total current assets	528,793	596,782
Property, plant and equipment, net	434,166	428,341
Goodwill	673,517	669,802
Other intangible assets, net	279,968	270,622
Other assets, net	29,316	37,175
Total assets	$1,945,760	$2,002,722
Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities of long-term debt	$18,150	$18,752
Accounts payable	177,229	165,458
Accrued compensation and related liabilities	47,639	47,153
Other current liabilities	75,244	79,554
Total current liabilities	318,262	310,917
Long-term debt	1,363,615	1,425,885
Deferred income taxes	54,294	55,181
Other liabilities	104,840	111,413
Shareholders’ equity:
Preferred stock	—	—
Common stock	538	537
Paid-in capital	262,356	254,241
Retained deﬁcit	(149,671)	(148,939)
Accumulated other comprehensive loss	(8,474)	(6,513)
Total shareholders’ equity	104,749	99,326
Total liabilities and shareholders’ equity	$1,945,760	$2,002,722

Cenveo, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	June 28, 2008	June 30, 2007
		As Restated
Cash ﬂows from operating activities:
Net income (loss)	$(732)	$20,301
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of discontinued operations, net of taxes	—	(15,962)
Loss from discontinued operations, net of taxes	1,055	11
Depreciation and amortization, excluding non-cash interest expense	36,501	28,223
Non-cash interest expense, net	775	614
Loss on early extinguishment of debt	4,242	9,205
Stock-based compensation provision	6,961	4,632
Non-cash restructuring, impairment and other charges	2,952	5,047
Deferred income taxes	(990)	2,982
Gain on sale of assets	(2,420)	(369)
Other non-cash charges, net	5,575	3,945
Changes in operating assets and liabilities, excluding the effects of acquired businesses:
Accounts receivable	60,965	6,157
Inventories	(1,487)	(5,851)
Accounts payable and accrued compensation and related liabilities	10,774	(18,747)
Other working capital changes	7,891	(2,228)
Other, net	(5,679)	(63)
Net cash provided by continuing operating activities	126,383	37,897
Net cash provided by discontinued operating activities	—	2,198
Net cash provided by operating activities	126,383	40,095
Cash ﬂows from investing activities:
Cost of business acquisitions, net of cash acquired	(38,453)	(337,149)
Capital expenditures	(25,387)	(14,887)
Acquisition payments	(3,653)	(3,653)
Proceeds from sale of property, plant and equipment	12,014	2,928
Net cash used in investing activities of continuing operations	(55,479)	(352,761)
Proceeds from the sale of discontinued operations	—	73,628
Net cash used in investing activities	(55,479)	(279,133)
Cash flows from financing activities:
Repayment of senior unsecured loan	(175,000)	—
(Repayments) borrowings under revolving credit facility, net	(64,200)	62,400
Repayments of term loans	(3,600)	(1,550)
Repayment of term loan B	—	(324,188)
Repayment of Cadmus revolving senior bank credit facility	—	(70,100)
Repayment of 8 3/8% senior subordinated notes	—	(20,875)
Repayment of 9 5/8% senior notes	—	(10,498)
Repayments of other long-term debt	(11,624)	(4,024)
Payment of debt issuance costs	(5,297)	(886)
Payment of refinancing fees, redemption premiums and expenses	—	(7,994)
Proceeds from issuance of 10½% senior notes	175,000	—
Proceeds from issuance of term loans	—	620,000
Proceeds from issuance of other long-term debt	9,311	—
Proceeds from exercise of stock options	1,154	241
Net cash (used in) provided by financing activities	(74,256)	242,526
Effect of exchange rate changes on cash and cash equivalents of continuing operations	9	89
Net (decrease) increase in cash and cash equivalents	(3,343)	3,577
Cash and cash equivalents at beginning of period	15,882	10,558
Cash and cash equivalents at end of period	$12,539	$14,135

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In addition to results presented in accordance with generally accepted accounting principles in the U.S.  (“GAAP”), included in this release are certain Non-GAAP financial measures, including Adjusted EBITDA, Non-GAAP income from continuing operations and Non-GAAP operating income.  These Non-GAAP financial measures are defined above, and should be read in conjunction with GAAP financial measures.   These Non-GAAP financial measures are not presented as an alternative to cash flow from operations, as a measure of our liquidity or as an alternative to reported net income as an indicator of our operating performance.  The Non-GAAP financial measures as used herein may not be comparable to similarly titled measures reported by competitors.

We believe the use of Adjusted EBITDA, Non-GAAP income from continuing operations and non-GAAP operating income along with GAAP financial measures enhances the understanding of our operating results and may be useful to investors in comparing our operating performance with that of our competitors and estimating our enterprise value.  Adjusted EBITDA is also a useful tool in evaluating the core operating results of the Company given the significant variation that can result from, for example, the timing of capital expenditures, the amount of intangible assets recorded or the differences in assets’ lives.  We also use Adjusted EBITDA internally to evaluate operating performance of our segments, to allocate resources and capital to such segments, to measure performance for incentive compensation programs, and to evaluate future growth opportunities.  The Non-GAAP financial measures included in this press release are reconciled to their most directly comparable GAAP financial measures in the tables included herein.

Cenveo, headquartered in Stamford, Connecticut, is a leader in the management and distribution of print and related product offerings.  The Company provides its customers with low-cost solutions within its core businesses of commercial printing and packaging, envelope, form, and label manufacturing, and publisher services; offering one-stop solutions from design through fulfillment.  With over 10,000 employees worldwide, Cenveo delivers everyday for its customers through a network of production, fulfillment, content management, and distribution facilities across the globe.
___________________________

Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to update any forward-looking statements made herein.

Factors that could cause actual results to differ materially from management’s expectations include, without limitation:  (1) our substantial indebtedness impairing our financial condition and limiting our ability to incur additional debt; (2) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (3) the potential to incur additional indebtedness, exacerbating the above factors; (4) cross default provisions in our indebtedness, which could cause all of our debt to become due and payable as a result of a default under an unrelated debt instrument; (5) our ability to successfully integrate acquisitions; (6) intense competition in our industry; (7) the absence of long-term customer agreements in our industry, subjecting our business to fluctuations; (8) factors affecting the U.S. postal services impacting demand for our products; (9) increases in paper costs and decreases in its availability; (10) the availability of the Internet and other electronic media affecting demand for our products; (11) our labor relations; (12) compliance with environmental rules and regulations; (13) dependence on key management personnel; and (14) general economic, business and labor conditions.  This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact the Company’s business.  Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.